UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2008

BROOKE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-33677	48-1187574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8500 College Boulevard Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 383-9700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01—Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 30, 2008, Brooke Capital Corporation (the “Company”) was notified by the Director of Listing Qualifications of the American Stock Exchange (“AMEX”) that its review of the Company’s publicly-available information indicated that the Company was not in compliance with Section 1003(a)(iv) of the AMEX Company Guide (the “Company Guide”) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources or its financial condition has become so impaired that it appears questionable, in the opinion of AMEX, as to whether it will be able to continue operations and/or meet its obligations as they mature. The Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.

In order to maintain its AMEX listing, the Company will be required to submit a plan to AMEX by October 30, 2008 addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by March 30, 2009 (the “Plan”). If the Company does not submit the Plan, or if the Plan is not acceptable, the Company may be subject to delisting proceedings. Furthermore, if the Plan is acceptable but the Company is not in compliance with all the continued listing standards of the Company Guide by March 30, 2009, or if the Company does not make progress consistent with the Plan during the plan periods, the Company may be subject to delisting proceedings at the discretion of the staff of AMEX. The Company currently intends to submit the Plan for continued listing to AMEX on or before October 30, 2008.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2008, the board of directors of the Company elected Albert Riederer to serve as a special director. Mr. Riederer was appointed as special director to the Company pursuant to the Consent Order as described and defined in the Company’s Current Report on Form 8-K filed on September 22, 2008 and which is incorporated herein by reference. Pursuant to the Consent Order, Mr. Riederer’s approval, as special director, and the approval of the Company’s board of directors are required prior to the Company filing any voluntary petition under Title 11 of the Federal Bankruptcy Code or seeking relief under similar state laws. Mr. Riederer, in his capacity as special master and special director pursuant to the Consent Order, shall be paid his reasonable fees, costs and expenses 50% by the Special Master Entities, defined as the Company, Brooke Corporation and Brooke Capital Advisors, Inc., and 50% by the Securitization Companies, as such term is defined in the Consent Order. Mr. Riederer shall seek and obtain the approval of the court prior to disbursement of any professional fees and expenses to himself, his firm or his counsel, by presentation of a written application.

Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authority provided by the Company’s Articles of Incorporation and Bylaws, the board of directors on September 26, 2008, approved an amendment to the Bylaws of the Company effective immediately. The amendment adds a special director whose approval is required prior to the Company filing any voluntary petition under Title 11 of the Federal Bankruptcy Code or seeking relief under similar state laws. The special director shall have no other voting rights or powers. The text of the amendment to the Company’s Bylaws is filed as Exhibit 3.2 attached hereto and is incorporated herein by reference.

Item 8.01—Other Events.

On October 3, 2008, the Company issued a press release regarding its receipt of the AMEX notification. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information provided pursuant to this Item 8.01, including Exhibit 99.1, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01—Financial Statements and Exhibits.

(d) Exhibits

3.2	Amendment to Bylaws of Brooke Capital Corporation

99.1	Press release dated October 3, 2008 regarding AMEX notification of non-compliance.

This Current Report on Form 8-K contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will prepare a financial plan for AMEX compliance, whether the plan will be acceptable to AMEX, whether the Company will perform according to the plan, the availability of funding sources, the exposure to market risks, changes in the law and in economic, political and regulatory environments, changes in management, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CAPITAL CORPORATION

By:	/s/ Carl Baranowski
Carl Baranowski
Acting General Counsel

Date: October 3, 2008

EXHIBIT INDEX

3.2	Amendment to Bylaws of Brooke Capital Corporation

99.1	Press release dated October 3, 2008 regarding AMEX notification of non-compliance.